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                                                                    Exhibit 3.1
                                                                    -----------

                         CERTIFICATE OF INCORPORATION
                                      OF
                      ARDIS TELECOM & TECHNOLOGIES, INC.


     FIRST:    The name of the Corporation is ARDIS Telecom & Technologies, Inc.
(the "Corporation").

     SECOND:   The name and mailing address of the Incorporator of the
Corporation is William L. Rivers, c/o Arter & Hadden LLP, 1717 Main Street, Suite 4100, Dallas, Texas 75201.

     THIRD:    The address of its registered office in the State of Delaware is
1209 Orange Street, in the City of Wilmington, County of New Castle 19801. Its registered agent at such address is The Corporation Trust Company.

     FOURTH:   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     FIFTH:    The Corporation is to have perpetual existence.

     SIXTH:    The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is Fifty-four Million One Hundred Sixty-nine Thousand One Hundred (54,169,100) shares, consisting of (A) Forty-four Million One Hundred Sixty-nine Thousand One Hundred (44,169,100) shares of common stock, par value $0.001 per share (the "Common Stock"), and (B) Ten Million (10,000,000) shares of preferred stock, par value $0.0001 per share (the "Preferred Stock").

     The designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof with respect to the Common Stock and the Preferred Stock are as follows:

(A)  Common Stock.

     Each holder of the Common Stock of the Corporation shall be entitled to one vote for every share of Common Stock outstanding in his name on the books of the Corporation. Except for and subject to those rights expressly granted to the holders of the Preferred Stock or except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders including, without limitation, (i) the right to receive dividends, when and as declared by the Board of Directors out of assets legally available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally with all holders of all Common Stock all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred


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Stock of the specific amounts that they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation, if any.

(B)  Preferred Stock.

     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated in the resolution or resolutions providing for the establishment of such series adopted by the Board of Directors of the corporation as hereinafter provided. Except as otherwise expressly stated in the resolution or resolutions providing for the establishment of a series of Preferred Stock, any shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise expressly provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of stock for the purpose of voting by classes unless expressly provided in the resolution or resolutions providing for the establishment thereof. The Board of Directors of the Corporation is hereby expressly authorized to issue, from time to time, shares of Preferred Stock in one or more series, and, in connection with the establishment of any such series by resolution or resolutions, to determine and fix the number of shares constituting that series and the distinctive designation of that series and to determine and fix such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated in such resolution or resolutions, all to the fullest extent permitted by the Delaware General Corporation law (the "DGCL"). Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation.

     SEVENTH: In furtherance and not in limitation of the powers conferred on it by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

     EIGHTH:   No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     NINTH:    No director of the Corporation shall be personally liable to the
Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation; PROVIDED, HOWEVER, that the foregoing is not intended to eliminate or limit the liability of a director of the Corporation for (i) any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional


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misconduct or a knowing violation of law, (iii) a violation of Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     TENTH:    The Corporation shall, to the fullest extent permitted by Section
145 of the DGCL, as that section may be amended and supplemented from time to time, indemnify any director or officer of the Corporation (and any director, trustee or officer of any corporation, business trust or other entity to whose business the Corporation shall have succeeded) which it shall have power to indemnify under that Section against any expenses, liabilities or other matter referred to in or covered by that Section. The indemnification provided for in this Article TENTH (a) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (b) shall continue as to a person who has ceased to be a director or officer and (c) shall inure to the benefit of the heirs, executors and administrators of such a person. To assure indemnification under this Article TENTH of all such persons who are determined by the Corporation or otherwise to be or to have been "Fiduciaries" of any employee benefit plan of the Corporation which may exist from time to time and which is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974," as amended from time to time, such Section 145 shall, for the purposes of this Article, be interpreted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan; the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines;" and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

     ELEVENTH: Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 662/3% of the outstanding shares of the Common Stock of the Corporation shall be required to amend or repeal Articles EIGHTH and TENTH of this Certificate of Incorporation or to adopt any provision inconsistent therewith. Further, the affirmative vote of at least 662/3% of the outstanding shares of the Common Stock of the Corporation shall be required to amend or repeal the Bylaws of the Corporation, if the stockholders of the Corporation are required by the DGCL, the Certificate of Incorporation or the Bylaws to vote thereon. Except as provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred are granted subject to this reserved power.


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     TWELFTH:  Meetings of stockholders may be held within or without the State of Delaware as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated form time to time by the Board of Directors or in the Bylaws of the Corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of December, 1998, and affirm the statements contained therein as true under penalties of perjury.



                                                       /s/ William L. Rivers
                                                       ---------------------
                                                       William L. Rivers
                                                       Incorporator



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                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                      ARDIS TELECOM & TECHNOLOGIES, INC.



     ARDIS TELECOM & TECHNOLOGIES, INC (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("DGCL"),


DOES HEREBY CERTIFY THAT:

     FIRST:  The name of the Corporation is ARDIS TELECOM & TECHNOLOGIES, INC.

     SECOND: The Board of Directors of the Corporation (the "Board"), at a special meeting held on November 23, 1999, did unanimously adopt resolutions approving the amendment to the Corporation's Certificate of Incorporation. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that ARTICLE I of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

                                  "ARTICLE I

       The name of the Corporation is : DIAL-THRU INTERNATIONAL CORPORATION"

     THIRD: That the proposed amendment to ARTICLE I of the Certificate of Incorporation of the Corporation was submitted to the stockholders of the Corporation at a special meeting held on January 14, 2000 and the stockholders of the Corporation duly adopted, approved and confirmed such amendment to
ARTICLE I of the Certificate of Incorporation.

     FOURTH: That said amendment was duly adopted in accordance with Section 242 of the DGCL.



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     IN WITNESS WHEREOF, the undersigned has caused this Certificate of
Amendment of Certificate of Incorporation to be executed as of this 14th day of January, 2000.

                                       ARDIS TELECOM & TECHNOLOGIES, INC


                                       By:   /s/ Roger D. Bryant
                                             ----------------------------
                                       Name: Roger D. Bryant,
                                             Chairman




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